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                                                                    EXHIBIT 10.1


                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                     NOVAK & LACKEY CONSTRUCTION CO., INC.,

                          EACH OF THE STOCKHOLDERS OF
                     NOVAK & LACKEY CONSTRUCTION CO., INC.,

                        SPECIALTY TELECONSTRUCTORS, INC.

                                      AND

                             N&L ACQUISITION, INC.

                           DATED AS OF MARCH 31, 1997
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                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of March 31, 1997, among Novak & Lackey Construction Co., an Oklahoma corporation (the "Company"), each of the stockholders of the Company whose name, address and the number of Company Shares (as defined in Section 4.1(a)) owned appears on Exhibit 1 hereto and who, collectively, constitute the owners of 100% of the issued and outstanding shares of capital stock of the Company (the "Company Stockholders"), Specialty Teleconstructors, Inc., a Nevada corporation ("STI") and N&L Acquisition, Inc., an Oklahoma corporation and a wholly-owned subsidiary of STI ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations.")

                                    RECITALS

     WHEREAS, the respective boards of directors of each of STI, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and approved and adopted the Merger upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

     WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests;" and

     WHEREAS, the Company, the Company Stockholders, STI and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                      THE MERGER; CLOSING; EFFECTIVE TIME

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Oklahoma, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Oklahoma General Corporation Law (the "OGCL").

     1.2. Closing. Subject to fulfillment or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), the closing of the Merger (the "Closing") shall take place (i) at the offices of Crowe & Dunlevy located at 1800 Mid-America Tower, 20 North Broadway,

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Oklahoma City, Oklahoma at 10:00 A.M. on Tuesday, May 13, 1997 or (ii)
at such other place and time and/or on such other date as the Company and STI may agree in writing (the "Closing Date").

     1.3. Effective Time. On the day of the Closing, the Company and STI will cause a Certificate of Merger (the "Certificate of Merger") to be signed, acknowledged and delivered for filing with the Secretary of State of Oklahoma as provided in Section 1081 of the OGCL. The Merger shall become effective at the time when the Certificate of Merger have been duly filed with the Secretary of State of Oklahoma or such other time as shall be agreed upon by the parties and set forth in the Certificate of Merger and in accordance with the OGCL (the "Effective Time").

                                   ARTICLE II

                    CERTIFICATE OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that (i) Article FIFTH of the Charter shall be amended to read in its entirety as follows: "The total number of shares of capital stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of One and No/100 Dollars ($1.00) per share." and (ii) the Charter shall be further amended and restated as the Company and STI may agree. The Certificate of Merger shall set forth the amendments to the certificate of incorporation of the Surviving Corporation described in this Section 2.1.

     2.2. The By-Laws. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III

                       OFFICERS, DIRECTORS AND MANAGEMENT

     3.1. Directors of Surviving Corporation. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

     3.2. Officers of Surviving Corporation. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

     3.3. Election to STI's Board of Directors. At the Effective Time of the Merger, STI shall increase the size of its Board of Directors in order to enable Frank D. Lackey (the "Director Designee"), to be appointed to the STI Board of Directors, and the STI Board of Directors shall appoint the Director Designee to the STI Board of Directors as of the Effective Time.

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     3.4 Management. At the Effective Time of the Merger, STI shall cause Mr.
Jay Lackey to be appointed President and Chief Executive Officer of the Surviving Corporation and Mr. Frank D. Lackey to be appointed Chairman of the Board of the Surviving Corporation.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

     (a) Merger Consideration. Subject to Section 4.1(c) and Section 4.2(d), each share of the Common Stock, par value $1.00 per share, of the Company (each a "Company Share" and together the "Company Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, and become exchangeable for, 160 shares (the "Merger Consideration") of Common Stock, par value $.01 per share, of STI ("STI Common Stock"). At the Effective Time, all Company Shares shall no longer be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Company Shares shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(d) cash in lieu of fractional shares into which such Company Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(b), in each case without interest.

     (b) Merger Sub. At the Effective Time, each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall be a wholly-owned subsidiary of STI.

     4.2. Exchange of Certificates for Shares.

     (a) Exchange Procedures. At the Closing, upon surrender to STI of a Certificate or Certificates representing all Company Shares, STI will deliver to each Stockholder, a certificate or certificates issued by American Stock Transfer & Trust Company, Inc. (the "Transfer Agent") representing that number of shares of STI Common Stock that such Stockholder is entitled to receive pursuant to this Article IV and the Certificate or Certificates so surrendered shall forthwith be canceled.

     For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature.

     (b) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time.

     (c) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of STI Common Stock will be issued and any holder of Company Shares entitled to receive

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a fractional share of STI Common Stock but for this Section 4.2(d) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a share of STI Common Stock based on the closing price of a share of STI Common Stock, as reported in The Wall Street Journal, Dallas, Texas edition, on the trading day immediately prior to the Effective Time.

     (d) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form customarily required by STI as indemnity against any claim that may be made against it with respect to such Certificate, STI will cause the Transfer Agent to issue in exchange for such lost, stolen or destroyed Certificate the shares of STI Common Stock, and any cash payment in lieu of a fractional share in respect thereof issuable and/or payable pursuant to this Article IV upon due surrender of and deliverable in respect of the Company Shares represented by such Certificate pursuant to this Agreement, in each case, without interest.

     (e) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.5) of the Company shall not be exchanged until STI has received a written agreement from such Person, if required by Section 6.5 hereof.

     4.3. Dissenters' Rights. No appraisal rights as provided in Section 1091 of the OGCL shall be available to holders of Company Shares in connection with the Merger.

     4.4. Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Company Shares or shares of STI Common Stock or securities convertible or exchangeable into or exercisable for Company Shares or shares of STI Common Stock issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse split), stock dividend or distribution, or other similar transaction, the number of shares of STI Common Stock comprising the Merger Consideration shall be equitably adjusted to eliminate the effects of such event.

     4.5. Company Stockholders' Undertaking with Respect to Unregistered Securities; STI Covenants.

     (a) Undertaking of the Company Stockholders and Stock Certificate Legends.

     (i) Undertaking of the Company's Stockholders - SEC Rule 144. Each of the Company Stockholders hereby severally represents and undertakes that:

     (A) The Company Stockholder is familiar with Securities and Exchange Commission ("SEC") Rule 144. The shares of STI Common Stock that are being acquired by such Company Stockholder in exchange for his Company Shares are being and will be acquired for himself and not for other persons and are not being and will not be acquired with a view to the transfer or distribution thereof, except to the extent permitted by the Securities Act of 1933, as amended, (the "Securities Act") and the rules and regulations thereunder.

     (B) None of the shares of STI Common Stock to be received by him in the Merger will be sold, pledged, transferred or otherwise disposed of by or through such Company Stockholder in violation of the Securities Act or any state securities laws. In addition, the Company Stockholder

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shall not sell, pledge, transfer or otherwise dispose of the shares of STI
Common Stock to be received by him in the Merger until such time as STI has published consolidated financial results that cover at least thirty (30) days of combined post-merger operations of STI and the Surviving Corporation.

     (C) The Company Stockholder understands that the STI Common Stock has not been registered under the Securities Act and, therefore, cannot be resold or otherwise transferred unless such shares are registered under the Securities Act or unless an exemption from registration is available.

     (D) The certificates representing the shares of STI Common Stock to be delivered to the Company Stockholder pursuant to this Agreement may, and will, bear a restrictive legend in substantially the following form and an appropriate stop transfer order may, and will, be placed against the transfer of the share certificates with the transfer agent of such shares:

     "The securities represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which the exemption provided by Section 4(2) under the Securities Act of 1933, as amended (the "Securities Act") applied. The securities represented by this certificate have not been issued to such holders pursuant to an effective registration under the Securities Act and may not be sold, transferred or assigned, and the issuer is not required to give effect to any attempted sale, transfer or assignment, except (i) pursuant to a current or then effective registration statement under the Securities Act; (ii) in a transaction permitted by Rule 144 under the Securities Act and as to which the issuer has received reasonably satisfactory evidence of compliance with the provisions of Rule 144; or (iii) upon receipt of a legal opinion reasonably acceptable to the issuer to the effect that the transaction does not require registration under the Securities Act, or other evidence reasonably satisfactory to the issuer, that such registration is not required. Furthermore, the securities represented by this certificate may not be sold, transferred or assigned, prior to the publication by the issuer of consolidated financial results covering at least thirty (30) days of post-merger combined operations, and the issuer is not required to give effect to any sale, transfer or assignment attempted prior to such date."

     (E) The Company Stockholder also understands that (1) an exemption for any public sale of his STI Common Stock under Rule 144 will not be available for at least one (1) year from the date the said shares are fully paid for, which will be the Closing Date; (2) thereafter limited amounts of the said shares can be sold publicly in unsolicited brokers' transactions under Rule 144 if all the conditions of the Rule are satisfied and if the Rule is then applicable; (3) Rule 144 is available only if all its conditions are satisfied and, in particular, if STI is making current public disclosures about itself and there is a trading market for the said shares; (4) as of this date, not all of the above conditions have been satisfied; and (5) if Rule 144 is not available, then any public sales of the said shares cannot be made unless they are registered under the Securities Act or in compliance with Regulation A issued by the SEC pursuant to the Securities Act or some other exemption to the registration requirements of the Securities Act.

     (b) Representations of the Company Stockholders. Each of the Company Stockholders hereby severally represents and warrants that:

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     (i) The Company Stockholder has access to, and has reviewed and understood, all material information, including financial statements, concerning the Company which the Company Stockholder deems necessary or advisable in order to evaluate the risks and merits of entering into the transactions contemplated by this Agreement and including, without limitation, the Company Stockholder's acquiring the STI Common Stock to be issued to the Company Stockholder under this Agreement. The Company Stockholder has had access to, and has reviewed and understood, all material information, including, without limitation, the STI Reports (as defined in Section 5.2(e)), concerning STI which the Company Stockholder deems necessary or advisable in order to evaluate the risks and merits of acquiring the STI Common Stock to be issued to the Company Stockholder under this Agreement. STI has made available to the Company Stockholder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain additional information which STI possesses or could acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished under this Agreement and has obtained such additional information.

     (ii) The Company Stockholder has such knowledge and experience in financial and business matters that the Company Stockholder is capable of evaluating the merits and risks in acquiring the STI Common Stock.

     (iii) The Company Stockholder understands that the Company Stockholder must bear the economic risk of investment in the STI Common Stock for an indefinite period of time because such shares have not been registered with the SEC under the Securities Act and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from registration is available.

     4.6 Registration of STI Common Stock. In connection with the shares of STI Common Stock issuable in connection with the Merger, the parties agree as follows:

     (a) As soon as practicable (but in any event, not later than forty-five
(45) days) after the closing of the Merger, STI shall file a registration statement under the Securities Act on Form S-3 ("Registration Statement") to register 100,000 of the shares of STI Common Stock issued in connection with the Merger (the "Shares"), such Shares to be comprised of 25% of the shares of STI Common Stock issued to each Company Stockholder in connection with the Merger, unless the Company Stockholders otherwise direct, to permit sale or transfer of the Shares by the Company Stockholders or by their Permitted Transferees in non-underwritten transactions, including open market or private transactions which may be with or through a broker-dealer or agent, hedging transactions, loan transactions or other transactions from time to time. STI shall use its best efforts to cause the Registration Statement to become effective under the Securities Act as soon as practical after the filing of the Registration Statement and to maintain the effectiveness of the Registration Statement under the Securities Act for a period of not less than 180 days following the date on which the Registration Statement becomes effective or until the intended distribution of the Shares is completed, whichever occurs first, provided, however, that if requested by the Company Stockholders within 60 days immediately preceding the expiration of such 180-day period, STI will use its best efforts to maintain the effectiveness of the Registration Statement beyond the expiration of such 180-day period until the first anniversary of the Closing Date or until the intended distribution of the Shares is completed, whichever occurs first. STI shall also use its best efforts to register or qualify the Shares for public sale under the securities or blue sky laws of the state of principal residence of each Company Stockholder, if such registration or qualification is necessary;

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provided, however, that STI shall not be required to qualify to do business as a foreign corporation or otherwise to subject itself to taxation therein or to file any general consent to service of process in any state.

     (b) For so long as the Registration Statement is effective, STI shall use its best efforts to maintain its eligibility to use Form S-3. If, during the effectiveness of the Registration Statement, an event should occur which, in the reasonable opinion of STI's counsel, makes the prospectus included in the Registration Statement no longer comply with the Securities Act, after notice from STI to the Company Stockholders of the occurrence of such event, the Company Stockholders shall make no further sales or their dispositions, or offers therefor, of the Shares until the Company Stockholders receive from STI copies of a new, amended or supplemented prospectus complying with the Securities Act. STI shall keep the Company Stockholders fully informed as to the status of its efforts, which shall be prompt and diligent, to cause such new, amended or supplemented prospectus to be available for use by the Company Stockholder.

     (c) STI shall provide to the Company Stockholders the number of prospectuses relating to the Shares as the Company Stockholders shall reasonably request to enable Company Stockholders to comply with the applicable prospectus delivery requirements under the Securities Act and shall at all times keep Company Stockholders informed about the status of the Registration Statement, including any comments relating thereto from the SEC, any proposed amendment or any other matters related to the Registration Statement or the effectiveness thereof.

     (d) STI shall bear all expenses of any registration except that the Company Stockholders shall bear the underwriter's commissions and expenses and brokerage fees, if any, with respect to STI Common Stock sold by the Company Stockholders and the fees and expenses of legal counsel to the Company Stockholders.

     (e) The Company Stockholders and any Permitted Transferee then holding Shares included or to be included in the Registration Statement (herein "Other Holders") shall furnish STI as promptly as possible such information as may be reasonably requested from them by STI in connection with any registration statement filed pursuant hereto and shall cooperate with STI to the extent that it may be reasonably required in order to cause any the Registration Statement or any amendment thereto to become effective.

     (f) In connection with any registration statement filed pursuant to this
Section 4.6, each Company Stockholder and each Other Holder shall and hereby agrees to severally indemnify and hold harmless STI, its officers and directors and the other Company Stockholders and each Other Holder from and against any and all losses, liabilities, claims, damages and expenses (including reasonable costs of investigation and counsel fees) arising out of or based upon any untrue statement of a material fact in any writing furnished by such Company Stockholder or such Other Holder for use in any such registration statement or by such Company Stockholder's or such Other Holder's failure to furnish a material fact pertaining to such Company Stockholder or such Other Holder and required to be stated therein or necessary to make the statements therein not misleading. Similarly, STI shall indemnify and hold harmless the Company Stockholders or such Other Holder from and against any and all such losses, liabilities, claims, damages and expenses (including reasonable costs of investigation and counsel fees) arising out of or based upon any untrue statement of a material fact in any such registration statement or by its failure to include in any such registration statement a material fact required to be stated therein or necessary to make the statements therein not misleading,

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except insofar as such liability arises out of or is based on any such untrue statement or omission in any writing furnished to STI by the Company Stockholder, or the Other Holders for use therein.

     (g) For purposes of this Section 4.6, STI Common Stock means and includes the STI Common Stock issued at the Effective Time and any securities issued or issuable with respect to the STI Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     (h) Notwithstanding the filing or effectiveness of the Registration Statement, none of the Shares may be sold, transferred or assigned in violation of Section 6.5 hereof.

     4.7 Permitted Transferee. For purposes of this Agreement, the term Permitted Transferee shall mean spouses or family members Frank, LaVern or Jay Lackey ("Lackeys"); to trusts created by the Lackeys for the benefit of a Lackey or for the benefit of family members of a Lackey; or to a corporation, partnership or limited liability company, all of the capital stock or interests of which is owned by a Lackey, family members or their spouses; or (b) pledgees the Shares as security. For purposes of this Agreement, "family members" shall mean lineal or adopted descendants of the Lackeys.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of the Company Stockholders. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by the Company to STI (the "Company Disclosure Letter"), the Company Stockholders represent and warrant to STI and Merger Sub, that:

     (a) Organization, Good Standing and Qualification; No Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect (as defined below) on it. The Company has made available to STI a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date. Such certificates of incorporation and by-laws as so made available are in full force and effect. The Company has no Subsidiaries (as defined below).

     As used in this Agreement, (i) the term "Subsidiary" means, with respect to the Company, STI or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the board of directors or other persons performing similar functions is directly or indirectly owned by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) the term "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the total

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enterprise value of such Person and its Subsidiaries, taken as a whole, other than general changes in (A) the telecommunications industry, (B) economic conditions or (C) the securities markets that, in any of (A), (B) or (C), affect the total enterprise value of such Person and its Subsidiaries, taken as a whole, on the one hand, and the other party and its Subsidiaries, on the other hand, substantially proportionately relative to the other party, and (iii) reference to "the other party" means, with respect to the Company, STI and means, with respect to STI, the Company.

     (b) Capital Structure. The authorized capital stock of the Company consists of 10,000 Company Shares, of which 2,500 Company Shares were issued and outstanding and 0 Company Shares were held in treasury as of the close of business on March 31, 1997 and the Closing Date. All of the outstanding Company Shares are owned by the Company Stockholders in the amounts set forth opposite such Person's names on Exhibit 1 hereto. All of the outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Company Shares reserved for issuance. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     (c) Corporate Authority; Approval. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Company Shares (the "Company Requisite Vote") and the Company Required Consents (as defined in Section 5.1(d)), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The board of directors of the Company has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby.

     (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, (B) to comply with state securities or "blue-sky" laws, (such filings and/or notices of STI being the "STI Required Consents" and of the Company being the "Company Required Consents"), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the trans actions contemplated by this Agreement.

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     (ii) The execution, delivery and performance of this Agreement by the
Company and the Company Stockholders do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the Company's certificate of incorporation or by-laws, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the Company's assets (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company is subject or (C) any change in the rights or obligations of any party under any of the Company's Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. The Company Disclosure Letter sets forth a correct and complete list of the Company's Contracts pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

     (e) Financial Statements; Employment Agreements or Arrangements. The Company has delivered to STI its reviewed financial statements for the year ended October 31, 1996 (the "Company Audit Date") and its unaudited financial statements for the nine-month period ended March 31, 1997 (collectively, the "Company Financial Statements"). Each of the balance sheets included in or incorporated by reference into the Company Financial Statements (including the related notes and schedules) fairly presents the financial position of the Company as of its date and each of the statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into the Company Financial Statements (including any related notes and schedules) fairly presents the results of operations, retained earnings, cash flows and changes in stockholders' equity, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. The Company has delivered to STI true and correct copies of (i) all written employment agreements between the Company and any of its employees and (ii) all written agreements between the Company and any Person acting as an independent contractor to the Company. The Company has also delivered to STI written summaries of all unwritten employment or other agreements, arrangements or policies pursuant to which any Person is serving as an employee of or an independent contractor to the Company. The Company Stockholders have, to the best of their knowledge, disclosed to STI all facts relating to the Company and its operations and assets material to the transactions contemplated by this Agreement. No representation or warranty made by the Stockholders in this Agreement and in any certificate furnished to STI pursuant to this Agreement and in the Company Disclosure Letter contains or as of the Closing Date will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. The representations and warranties made herein are made by the Stockholders and the Company with the knowledge and expectation that STI is placing reliance thereon.

     (f) Absence of Certain Changes. Except as disclosed in the Company Disclosure Letter or as expressly contemplated by this Agreement, since the Company Audit Date, the Company has conducted its business only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such business and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of the Company, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by the Company, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the Company's capital stock; or (iv) any change by it in accounting principles, practices or methods. Since the Company Audit Date, except as provided for herein or in the Company Disclosure Letter, there has not been any increase in the compensation payable or that could become payable by the Company to officers or key employees or any amendment of any of the Company Compensation and Benefit Plans (as defined in Section 5.1(h)(i)).

     (g) Litigation and Liabilities. There are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company's executive officers or the Company Stockholders, threatened against the Company or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)), or any other facts or circumstances, in either such case, of which the Company's executive officers or the Company Stockholders have actual knowledge that are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or prevent or materially impair the Company's or the Company Stockholders' ability to consummate the transactions contemplated by this Agreement.

     (h) Employee Benefits.

     (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company (the "Company Compensation and Benefit Plans") and any trust agreements or insurance contracts forming a part of such Company Compensation and Benefit Plans has been made available by the Company to STI prior to the date hereof and each such Company Compensation and Benefit Plan is listed in Section 5.1(h) of the Company Disclosure Letter.

     (ii) All of the Company Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not currently maintain and has not previously maintained an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA. There is no pending or, to the knowledge of the Company's executive officers or the Company Stockholders, threatened material litigation relating to the Company Compensation and Benefit Plans. The Company has not engaged in a transaction with respect to any of the Company Compensation and Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, would subject it to a material tax or penalty imposed by either
Section 4975 of the Code or Section 502 of ERISA.

     (iii) All contributions required to be made under the terms of any of the Company Compensation and Benefit Plans as of the date hereof have been timely made.

     (iv) The Company has no obligations for retiree health and life benefits under any Company Compensation and Benefit Plan.

     (v) The consummation of the Merger (or in the case of the Company, its approval by its stockholders) and the other transactions contemplated by this Agreement will not (x) entitle any of the Company's employees or directors to severance pay, directly or indirectly, upon termination of employment, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Compensation and Benefit Plan or (z) result in any breach or violation of, or a default under, any Company Compensation and Benefit Plan.

     (i) Compliance with Laws. Except as set forth in the Company Disclosure Letter, the business of the Company has not been, and is not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Disclosure Letter, no investigation or review by any Governmental Entity with respect to the Company is pending or, to the actual knowledge of its executive officers or the Company Stockholders, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the actual knowledge of its executive officers and the Company Stockholders, no material change is required in the Company's processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. The Company has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits"), necessary to conduct its business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

     (j) Takeover Statutes. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") is, as of the date hereof, is applicable to the Merger or the other transactions contemplated by this Agreement.

     (k) Environmental Matters. Except as disclosed in the Company Disclosure Letter, and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it: (i) the Company has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned or operated by the Company were not contaminated with Hazardous Substances during the period of ownership or operation by it; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that it may be in violation of or liable under any Environmental Law;
(vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving the Company that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

     As used herein, the term "Environmental Law" means any Law relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

     As used herein, the term "Hazardous Substance" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

     (l) Accounting and Tax Matters. As of the date hereof, neither the Company nor any of its affiliates (as determined in accordance with Section 6.5) has taken or agreed to take any action, nor do the Company's executive officers or the Company Stockholders have any actual knowledge of any fact or circumstance, that would prevent STI from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (m) Taxes. The Company has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by it and all such filed tax returns are complete and accurate in all material respects and: (i) the Company has paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that it is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it; (ii) as of the date hereof, there are not pending or, to the actual knowledge of the Company's executive officers or the Company Stockholders, threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters; and (iii) there are not, to the actual knowledge of its executive officers or the Company Stockholders, any unresolved questions or claims concerning the Company's Tax liability that are reasonably likely to have a Material Adverse Effect on it. The Company has no liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the Company Financial Statements or accrued in the ordinary course of business thereafter, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

     As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

     (n) Labor Matters. The Company is not the subject of any material proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers and the Company Stockholders, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it.

     (o) Brokers and Finders. Neither the Company nor any of its executive officers, directors or employees nor the Company Stockholders has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement.

     5.2. Representations and Warranties of STI and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by STI to the Company (the "STI Disclosure Letter"), STI, on behalf of itself and Merger Sub, hereby represents and warrants to the Company and the Company Stockholders, that:

     (a) Organization, Good Standing and Qualification. Each of STI and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a Material Adverse Effect on it. STI has made available to the Company a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date. Such certificates of incorporation and by-laws as so made available are in full force and effect.

     (b) Capital Structure. (i) The authorized capital stock of STI consists of 10,000,000 shares of STI Common Stock, of which 4,730,700 shares were issued and outstanding and 0 shares were held in treasury as of the close of business on March 31, 1997. All of the outstanding shares of STI Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. As of March 31, 1997, there were not more than (A) 5,000 shares of STI Common Stock reserved for issuance upon exercise of outstanding Redeemable Common Stock Purchase Warrants ("STI

Redeemable Warrants"), each of which entitles the holder thereof to purchase one share of STI Common Stock for a price of $6.00 until November 3, 1999, subject to earlier redemption by STI, (B) 112,500 shares of STI Common Stock reserved for issuance upon exercise of 36,500 outstanding Underwriters' Warrants, each of which entitles the holder thereof to purchase one Unit, consisting of two shares of STI Common Stock and one Redeemable Warrant, until November 3, 1999, and (C) 365,000 shares of STI Common Stock that STI was obligated to issue pursuant to STI's Amended and Restated 1994 Stock Option Plan and Outside Directors' Stock Option Plan (collectively, the "STI Stock Plans"). Each of the outstanding shares of capital stock of each of STI's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by STI or a direct or indirect wholly-owned subsidiary of STI, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of STI or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of STI or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. STI does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of STI on any matter.

     (ii) The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by STI, and there are (A) no other shares of capital stock or other voting securities of Merger Sub, (B) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

     (c) Corporate Authority; Approval. STI and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, the Merger. This Agreement is a valid and binding agreement of STI and Merger Sub, enforceable against each of STI and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The shares of STI Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of STI will have any preemptive right of subscription or purchase in respect thereof.

     (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, the Securities Exchange Act and the Securities Act, (B) to comply with state securities or "blue-sky" laws, (such filings and/or notices being the "STI Required Consents", no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Entity, in connection with the execution and delivery of this Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on STI or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

     (ii) The execution, delivery and performance of this Agreement by it do not, and the consummation by it of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or by-laws or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to Contracts binding upon it or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on STI or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. The STI Disclosure Letter sets forth a correct and complete list of STI's Contracts and Contracts of its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not reasonably likely to have a Material Adverse Effect on STI or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

     (e) Reports; Financial Statements. It has delivered to the Company and each Stockholder, each registration statement, report, proxy statement or information statement prepared by it since June 30, 1996 (including exhibits, annexes and any amendments thereto), including, without limitation, its (i) Annual Report on Form 10-KSB for the year ended June 30, 1996 (the "STI Audit Date"), (ii) definitive proxy statement filed in connection with such annual report; and
(iii) quarterly reports on Form 10-QSB for the quarters ended September 30, 1996 and December 30, 1996 (collectively, including any such reports filed subsequent to the date hereof and prior to the Closing Date, the "STI Reports"). As of their respective dates, the STI Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the STI Reports (including the related notes and schedules) fairly presents the consolidated financial position of STI and its Subsidiaries as of its date and each of the consolidated statements of income, cash flows and changes in stockholders' equity included in or incorporated by reference into the STI Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings, cash flows and changes in stockholders' equity, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. To the best of their knowledge, STI's executive officers have disclosed to the Company all facts relating to the STI and its operations and assets material to the transactions contemplated by this Agreement. No representation or warranty made by STI in this Agreement and in any certificate furnished to the Company or the Company Stockholders pursuant to this Agreement and in the STI Disclosure Letter contains or as of the Closing Date will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. The representations and warranties made herein are made by STI with the knowledge and expectation that the Company and the Company Stockholders are placing reliance thereon.

     (f) Absence of Certain Changes. Except as disclosed in the STI Reports delivered to the Company prior to the date hereof or the STI Disclosure Letter or as expressly contemplated by this Agreement, since the STI Audit Date, STI and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of STI and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on STI; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by STI or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on STI; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock; or (iv) any change by STI in accounting principles, practices or methods.

     (g) Litigation and Liabilities. Except as disclosed in the STI Reports delivered to the Company prior to the date hereof or the STI Disclosure Letter, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of its executive officers, threatened against it or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act) or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge that are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on STI or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

     (h) Compliance with Laws. Except as set forth in the STI Reports delivered to the Company prior to the date hereof or the STI Disclosure Letter, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on STI or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. Except as set forth in the STI Reports delivered to the Company filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on STI or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of its executive officers, no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on STI or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. Each of it and its Subsidiaries has all

Permits necessary to conduct their business as presently conducted, except for those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on STI or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

     (i) Environmental Matters. Except as disclosed in the STI Reports delivered to the Company prior to the date hereof or the STI Disclosure Letter, and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on STI: (i) each of STI and its Subsidiaries has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by STI or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by STI or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither STI nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither STI nor any Subsidiary has been associated with any release or threat of release of any Hazardous Substance; (vi) neither STI nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither STI nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving STI or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

     (j) Accounting and Tax Matters. As of the date hereof, STI has not taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent STI from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

     (k) Taxes. STI and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed tax returns are complete and accurate in all material respects and: (i) it and each of its Subsidiaries have paid all Taxes that are shown as due on such filed Tax Returns or that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a Material Adverse Effect on STI;
(ii) as of the date hereof, there are not pending or, to the actual knowledge of its executive officers threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters; and
(iii) there are not, to the actual knowledge of its executive officers, any unresolved questions or claims concerning STI's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Material Adverse Effect on STI. Neither STI nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued in respect thereof that are reflected in the financial statements included in the STI Reports delivered to the Company prior to the date hereof, except such excess liabilities as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on STI.

     (l) Labor Matters. Neither STI nor any of its Subsidiaries is the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on STI.

     (m) Brokers and Finders. Neither STI nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement.

                                   ARTICLE VI

                                   COVENANTS

     6.1. Interim Operations. (a) The Company and STI each covenants and agrees that, after the date hereof and prior to the Effective Time (except for subsection (iii) below which will continue after the Effective Time) (unless STI or the Company, as the case may be, shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement or in its respective Disclosure Letter or as required by applicable Law):

          (i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, regulators, distributors, creditors, lessors, employees and business associates;

          (ii) it shall not (A) amend its certificate of incorporation or by-laws; (B) split, combine, subdivide or reclassify its outstanding shares of capital stock; (C) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock, or (D) repurchase, redeem or otherwise acquire, except in the case of STI, in connection with the redemption of outstanding STI Redeemable Warrants or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (iii) neither it nor any of its Subsidiaries shall knowingly take or fail to take any action if the result of such taking or failure would be to
     (A) prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a "reorganization" within the meaning of Section 368(a) of the Code or (B) cause any of its representations and warranties herein to become untrue in any material respect;

          (iv) neither it nor any of its Subsidiaries will authorize, or enter into an agreement to do any of the foregoing; and

          (v) each shall cause its respective Affiliates not to knowingly take or fail to take any action which it has agreed to do, or not do, herein.

     (b) STI and the Company agree that any written approval obtained under this
Section 6.1 may be relied upon by the other party if signed by the Chief Executive Officer or another executive officer of the other party.

     6.2. Stockholders Meeting. The Company will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of holders of Company Shares (the "Stockholders Meeting") as promptly as practicable after the effective date of this Agreement.

     6.3. Filings; Other Actions; Notification.

     (a) The Company and STI shall cooperate with each other and use all their respective reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement.

     (b) The Company and STI each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by STI or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and STI shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it.

     6.4. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and STI each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, STI or Merger Sub hereunder, and provided, further, that the foregoing shall not require the Company or STI to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or STI, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or STI, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to the Chief Executive Officer of the Company or STI, as the case may be, or such Person as may be designated by any such officer, as the case may be.

     6.5. Affiliates. (a) Each of the Company and STI shall deliver to the other a letter identifying all Persons whom such party believes to be, at the Closing Date, "affiliates" of such party for purposes of Rule 145 under the Securities Act. Each of the Company and STI shall use all reasonable efforts to cause each Person who is identified as an "affiliate" in the letter referred to above and who is not a party to this Agreement, to deliver to STI prior to the Closing Date a written agreement providing that each such Person will agree not to sell, pledge, transfer or otherwise dispose of shares of STI Common Stock until such time as STI has published consolidated financial results that cover at least thirty (30) days of combined post-merger operations of STI and the Surviving Corporation.

     (b) If the Merger would otherwise qualify for pooling-of-interests accounting treatment, shares of STI Common Stock issued to such affiliates of the Company in exchange for Company Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of STI and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any Company Shares held by any such affiliate shall not be transferable, regardless of whether such affiliate has provided the applicable written agreement referred to in this Section, if such transfer, either alone or in the aggregate with other transfers by affiliates, would preclude STI's ability to account for the business combination to be effected by the Merger as a pooling of interests. The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing.

     6.6. Publicity. The Company and STI each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

     6.7. Employment Agreements; Employee Compensation and Benefits.

     (a) Employment Agreements. Prior to the Effective Time, the Company will enter into employment agreements (in most cases with a form of attached stock option agreement) with each of Jay Lackey and Frank D. Lackey in substantially the form attached hereto as Exhibits 6.7(a) and (b), respectively, which employment agreements shall become effective from and after the Effective Time. Effective from and after the Effective Time, STI will grant to the other employees of the Company listed on Exhibit 6.7(c) with options to purchase STI common stock under STI's Amended and Restated 1994 Stock Option Plan, in such amounts as are set forth opposite such employees name on Exhibit 6.7(c), subject to normal vesting requirements that are no less favorable to such employees as similar options granted to other similarly situated employees of STI and its Subsidiaries.

     (b) Employee Compensation and Benefits. STI agrees that it shall cause the Surviving Corporation for at least two years after the Effective Time to provide or cause to be provided to employees of the Company other than those listed in
Section 6.7(a) above, compensation and employee benefits that are no less favorable, in the aggregate, than the Company's compensation and employee benefits disclosed on Section 6.7(b) of the Company Disclosure Letter; provided, however, if during this period STI implements any widespread increase or decrease in benefits under compensation and benefit plans or in the cost thereof to participants under compensation and benefit plans applicable to employees of STI and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), the Surviving Corporation shall, subject to compliance with applicable Laws and the terms of any then existing employment agreement, proportionately adjust the compensation and employee benefits then being provided to employees of the Surviving Corporation or the cost thereof to employees or participants.

     6.8. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

     6.9. Indemnification of STI.

     (a) If the Merger is consummated, the Company Stockholders severally agree to indemnify and hold each of STI and its respective Subsidiaries (collectively, the "STI Indemnified Parties"), harmless from and against any and all liabilities, damages, losses, claims, demands, costs or expenses (including interest, penalties, reasonable attorneys' and accountants' fees and expenses, court costs and fees of expert witnesses) whether liquidated or unliquidated, accrued or contingent, (all of the foregoing hereinafter collectively referred to as the "Claims") which the STI Indemnified Parties shall suffer or incur, resulting from, related to, or arising out of (i) any inaccuracy in any representation or warranty of the Company Stockholders or the Company contained in this Agreement or (ii) any failure of the Company or the Company Stockholders to perform their obligations in connection with this Agreement. Anything to the contrary herein notwithstanding, (i) the Company Stockholders shall not be liable for any such Claim if, at the Closing Date, STI had knowledge of such inaccuracy in representation or warranty of the Company or the Company Stockholders or of the Company's or the Company Stockholders' failure to perform an obligation that is an obligation required to be performed prior to the Closing Date; (ii) the Company Stockholders shall only be liable to the STI Indemnified Parties for inaccuracies in any representation or warranty of the Company or the Company Stockholders contained in this Agreement to the extent the aggregate amount of the STI Indemnified Parties' Claims thereunder exceeds $25,000; (iii) each Company Stockholder's several liability shall be limited to its proportionate share of the Claims; (iv) the aggregate liability of the Company Stockholders pursuant to this Section 6.9 shall not exceed in any event $3,850,000; and (v) the Company Stockholders shall have no obligation hereunder with respect to any particular Claim unless the STI Indemnified Parties shall have given written notice thereof in the manner provided in Section 6.11 below on or prior to one year after the Effective Time (the "Release Date"). Any such claim for indemnification shall be adjusted, to take into account (a) the receipt of any insurance proceeds by the STI Indemnified Parties with respect to any Claims and (b) any tax benefit to, or tax burden on, the STI Indemnified Parties incident to the matter giving rise to such claim for indemnification or to the indemnification payment hereunder. A Company Stockholder's proportionate share of Claims shall mean such Stockholder's percentage (of the Claims) equal to the number of shares in the Company held by such Stockholder immediately prior to the Effective Time divided by the number of shares in Company held by all Company Stockholders immediately prior to the Effective Time.

     (b) No Exhaustion of Remedies or Subrogation. The Company Stockholders acknowledge that their obligation is independent of the obligations of the Company pursuant to this Agreement, and that the Company Stockholders waive any right to require the STI Indemnified Parties to (i) proceed against the Company or exhaust any security, if any, held from the Company; or (ii) pursue any other remedy whatsoever in the power of the STI Indemnified Parties; provided, however, that the STI Indemnified Parties agree that they will make a claim against any applicable insurance policy available to the STI Indemnified Parties, and the STI Indemnified Parties may provide notice of but will not further proceed against the Company Stockholders for payment of a Claim until
any related insurance claim has been denied.   The STI Indemnified Parties will
not be required to pursue any other remedies against any insurance policy if a claim thereunder is denied. To the extent the STI Indemnified Parties elect not to further pursue any claim, the Company Stockholders shall be entitled to pursue such claim. Any such action by the Company Stockholders shall not affect or further delay the rights of the STI Indemnified Parties to proceed against the Company Stockholders for payment of a Claim. The Company Stockholders further waive any right of subrogation, reimbursement, contribution or indemnity against or from either of the Constituent Corporations and shall have no right or recourse to or with respect to either of the Constituent Corporations or any right to participate in any security pledged by either of the Constituent Corporations, if any, all of which is waived by the Company Stockholders.

     6.10.     Indemnification of the Company Stockholders.

     (a) If the Merger is consummated, STI agrees to indemnify and hold the Company Stockholders harmless from and against any and all liabilities, damages, losses, claims, demands, costs or expenses (including interest, penalties, reasonable attorneys' and accountants' fees and expenses, court costs and fees of expert witnesses) whether liquidated or unliquidated, accrued or contingent, (all of the foregoing hereinafter collectively referred to as the "Claims") which the Company Stockholders shall suffer or incur, resulting from, related to, or arising out of (i) any inaccuracy in any representation or warranty of the STI contained in this Agreement or (ii) any failure of STI to perform its obligations in connection with this Agreement. Anything to the contrary herein notwithstanding, (i) STI shall not be liable for any such Claims if, at the Closing Date, the Company Stockholders had knowledge of such inaccuracy in representation or warranty of STI or of STI's failure to perform an obligation that is an obligation required to be performed prior to the Closing Date; (ii) STI shall only be liable to the Company Stockholders for inaccuracies in any representation or warranty of STI contained in this Agreement to the extent the aggregate amount of the Company Stockholders' Claims thereunder exceed $25,000;
(iii) the aggregate liability of Parent pursuant to this Section 6.10 shall not exceed in any event $3,850,000; and (iv) STI shall have no obligation hereunder with respect to any particular Claim unless the Company Stockholders shall have given written notice thereof in the manner provided in Section 7.4 below on or prior to the Release Date. Any such claim for indemnification shall be adjusted, to take into account (a) the receipt of any insurance proceeds by the Company Stockholders with respect to any Claims and (b) any tax benefit to, or tax burden on, the Company Stockholders incident to the matter giving rise to such claim for indemnification or to the indemnification payment thereunder.

     6.11.  Procedure for Indemnification Claims.

     (a) If, prior to the Release Date, a party shall incur or receive notice of the existence of any Claim for which such party claims indemnity hereunder (the "Indemnitee"), the Indemnitee shall promptly give written notice thereof to the other party (the "Indemnitor"). The Indemnitee shall furnish to the Indemnitor in reasonable detail such information as the Indemnitee may have with respect thereto (including in any case, copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same); provided, however, that no failure or delay by the Indemnitee in the performance of the foregoing prior to the Release Date shall reduce or otherwise affect the obligation of the Indemnitor to indemnify and hold the Indemnitee harmless, except to the extent that such failure or delay shall have actually impaired the Indemnitor's ability to defend against, settle or satisfy such liability, damage, loss, claim or demand, or increased the cost thereof.

     (b) In the event of asserted liabilities to and claims and demands of third parties, including any action, suit or proceeding related thereto, with respect to matters set forth in Section 6.9 and 6.10 hereof, the Indemnitee shall have the right to pay, compromise, settle or otherwise dispose of any claim or conduct the defense or settlement of any action, suit or proceeding as the Indemnitee shall deem appropriate; provided, however, that if the Indemnitee shall pay any claim or settle any suit, action or proceeding without the written consent of the Indemnitor, the right of the Indemnitee to make any claim against the Indemnitor shall neither be deemed conclusively established nor conclusively denied. The Indemnitor shall have the right to be represented by advisory counsel and accountants (at its own expense) in connection with any action, sit or proceeding, and the Indemnitor shall be kept reasonably informed by the Indemnitee of such action, suit or proceeding at reasonable times at all stages thereof, whether or not the Indemnitor is so represented. The Indemnitee and Indemnitor agree to make available to each other, their counsel and accountants all information and documents reasonably available to them which relate to such action, suit or proceeding, and Indemnitee and Indemnitor agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

     (c) Satisfaction of Claims. Notwithstanding anything in this Agreement to the contrary, any liabilities of the Indemnitor on account of any indemnification hereunder shall be satisfied solely by exercise of the Indemnitee's rights under this Agreement, provided that nothing in this Agreement shall be deemed to limit any right or remedy of the Indemnitee or any other person against any other person for the fraud or criminal activity of such other person.

     6.12. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of STI and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     6.13. Confidentiality. The Company, STI and Merger Sub each agrees not to disclose or permit the disclosure for any purpose other than the transactions contemplated hereby of any non-public, confidential or proprietary information furnished to such party by another party hereto in connection with the transactions contemplated by this Agreement, provided that such disclosure may be made (a) to any Person who is an officer, director or employee of such party, or to counsel, accountants and financial advisors to such party solely for their use in evaluating the transactions contemplated by this Agreement, (b) with the prior written consent of all parties to this Agreement or (c) pursuant to a subpoena or order issued by a court, arbitrator or governmental body, agency or official.

     6.14. Control of the Company's Operations. Nothing contained in this Agreement shall give STI, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

                                  ARTICLE VII

                                   CONDITIONS

     7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Company Shares constituting the Company Requisite Vote and have been duly approved by the sole stockholder of Merger Sub;

     (b) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

     (c) Affiliates and Accountants' Letters. STI and the Company shall have received the letters described in Section 6.5(a). STI shall have received such assurances as it deems necessary from its independent public accounting firm to the effect that the Merger will qualify for "pooling-of-interests" accounting treatment.

     (d) Employment Agreements. The Company and each of the employees listed in
Section 6.7(a) shall have executed and delivered to the other party thereto the employment agreement referred to in Section 6.7(a) to which they are a party.

     7.2. Conditions to Obligations of STI and Merger Sub. The obligations of STI and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by STI at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company and the Company Stockholders set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and STI shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company and on behalf of each Company Stockholder by such Company Stockholder to such effect.

     (b) Performance of Obligations of the Company and the Company Stockholders. The Company and the Company Stockholders shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and STI shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company and on behalf of each Company Stockholder by such Company Stockholder to such effect.

     (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which the Company is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have, a Material Adverse Effect on the Company or is not reasonably likely to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

     7.3. Conditions to Obligation of the Company and the Company Stockholders. The obligation of the Company and the Company Stockholders to effect the Merger is also subject to the satisfaction or waiver by the Company and the Company Stockholders at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of STI and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of STI by the Chief Executive Officer of STI to such effect.

     (b) Performance of Obligations of STI and Merger Sub. Each of STI and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of STI and Merger Sub by the Chief Executive Officer of STI to such effect.

     (c) Consents Under Agreements. STI shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which STI or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on STI or is not reasonably likely to materially adversely affect the ability of STI to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                  TERMINATION

     8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of the Company and STI, by action of their respective boards of directors.

     8.2. Termination by Either STI or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either STI or the Company if (i) the Merger shall not have been consummated by May 31, 1997; provided, however, that if STI or the Company determines that additional time is necessary in connection with obtaining a required approval or consent, the Termination Date may be extended by STI or the Company from time to time by written notice to the other party to a date not beyond June 30, 1997 (the "Termination Date"), or (ii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated.

     8.3. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1. Survival. This Article IX and the agreements of the Company, Company Stockholders, STI and Merger Sub contained in Sections 4.5, 4.6, 4.7, 4.8, 6.1(a)(iii), 6.1(a)(v), 6.7(b), 6.9, 6.10, and 6.11 shall survive the consummation of the Merger. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counter part being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW MEXICO WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF, EXCEPT THAT OKLAHOMA LAW SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE EFFECTUATION OF THE MERGER. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America located in the States of Oklahoma and New Mexico solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

     if to STI or Merger Sub:

     Specialty Teleconstructors, Inc.
     12001 Hwy 14 North
     Cedar Crest, New Mexico 87008
     Attention: Michael R. Budagher
                President and Chief Executive Officer
     Fax: (505) 281-8652

     with copies to:

     Jeffrey A. Howard
     Jordaan, Howard & Pennington, PLLC
     300 Crescent Court, Suite 1670
     Dallas, Texas 75201
     Fax: (214) 871-6560

     if to the Company:

     Novak & Lackey Construction Co.
     14001 Quailbrook Drive
     Oklahoma City, Oklahoma 73134
     Attention: Frank D. Lackey
                President and Chief Executive Officer
     Fax: (405) 936-2001

     with copies to:

     Michael M. Stewart
     Crowe & Dunlevy
     A Professional Corporation
     1800 Mid-America Tower
     20 North Broadway
     Oklahoma City, Oklahoma 73102
     Fax: (405) 272-5238

     if to the Company Stockholders:

     To the Persons and the Respective Addresses
     Set forth on Exhibit 1, in each case
     with copies to:

     Michael M. Stewart
     Crowe & Dunlevy
     A Professional Corporation
     1800 Mid-America Tower
     20 North Broadway
     Oklahoma City, Oklahoma 73102
     Fax: (405) 272-5238

     or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter and the STI Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER STI OR MERGER SUB NOR THE COMPANY OR THE COMPANY STOCKHOLDERS MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR HIMSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     9.8. No Third Party Beneficiaries. Except as provided in Sections 6.09 (Indemnification of STI) and 6.11 (Procedure for Indemnification Claims), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9. Obligations of STI and of the Company. Whenever this Agreement requires a Subsidiary of STI to take any action, such requirement shall be deemed to include an undertaking on the part of STI to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.11. Interpretation. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that STI may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the corporate parties hereto, the duly authorized representatives of any trust or other party hereto acting in a fiduciary capacity and the individual parties hereto, all as of the date first written above.

                                 NOVAK & LACKEY CONSTRUCTION CO., INC.


                                 By: /s/ Frank D. Lackey
                                     -------------------------------------------
                                 Name: Frank D. Lackey
                                 Title: President and Chief Executive Officer


                                 SPECIALTY TELECONSTRUCTORS, INC.


                                 By: /s/ Michael R. Budagher
                                     -------------------------------------------
                                 Name: Michael R. Budagher
                                 Title: President and Chief Executive Officer


                                 N&L ACQUISITION, INC.


                                 By: /s/ Michael R. Budagher
                                     -------------------------------------------
                                 Name: Michael R. Budagher
                                 Title: President and Chief Executive Officer

                                 COMPANY STOCKHOLDERS:

                                 THE FRANK D. LACKEY REVOCABLE TRUST

                                 By: /s/ Frank D. Lackey
                                     -------------------------------------------
                                 Name: Frank D. Lackey
                                 Title: Co-Trustee


                                 By: /s/ Jo LaVern Lackey
                                     -------------------------------------------
                                 Name: Jo LaVern Lackey
                                 Title: Co-Trustee


                                 THE JO LAVERN LACKEY REVOCABLE TRUST

                                 By: /s/ Jo LaVern Lackey
                                     -------------------------------------------
                                 Name: Jo LaVern Lackey
                                 Title: Co-Trustee


                                 By: /s/ Frank D. Lackey
                                     -------------------------------------------
                                 Name: Frank D. Lackey
                                 Title: Co-Trustee


                                 THE JAY CHRISTOPHER LACKEY TRUST

                                 By: /s/ Jo LaVern Lackey
                                     -------------------------------------------
                                 Name: Jo LaVern Lackey
                                 Title: Trustee

                                   Exhibit 1
                                   ---------

Name and Address of                 Number of Company  Percentage
Company Stockholder                   Shares Owned      Ownership
-------------------                 -----------------  -----------

Frank D. Lackey Revocable Trust          1,575             63%
15800 Sonoma Court
Edmond, Oklahoma 73013

Jo LaVern Lackey Revocable Trust           100              4%
15800 Sonoma Court
Edmond, Oklahoma 73013

Jay Christopher Lackey Trust               825             33%
15800 Sonoma Court
Edmond, Oklahoma 73013
                                         -----            ---
Total                                    2,500            100%

                                 Exhibit 6.7(a)
                                 --------------

                Form of Employment Agreement of Frank D. Lackey

                                 [See attached]

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement") dated as of May 14, 1997, between NOVAK & LACKEY CONSTRUCTION CO., INC., an Oklahoma corporation (together with its assigns, "N&L"), Frank D. Lackey ("Employee"), and SPECIALTY TELECONSTRUCTORS, INC., a Nevada corporation, ("STI").

1.  Definitions.

    (a) "Confidential Information" means all information of any kind, type or
         ------------------------
    nature (written or oral) that at any time during the employment of Employee by N&L is devised, developed, discovered or otherwise learned of by Employee to the extent that such information relates to N&L or its corporate parent or any of its subsidiaries or its corporate parent's subsidiaries, or any of their respective businesses, products, processes, properties, assets, customers, markets, marketing strategies, management, employees, technology, know-how, trade secrets, financial conditions or prospects; provided, however, Confidential Information shall not include
    (i) information otherwise available to the public; (ii) information generally known in the construction industry; and (iii) information regarding general construction practices.

    (b) "Person" means any individual, corporation, partnership, trust,
         ------
    government or regulatory authority, or other entity.

2.  Employment. N&L shall employ Employee on terms described herein, and
    ----------
Employee accepts employment, upon the terms and conditions of this Agreement. N&L and STI shall cause Employee to be elected as the Chairman of the Board of Directors of N&L.

3.  Term. The term of this Agreement shall begin on May 14, 1997 (the "Effective
    ----
Date") and shall continue for a period of two (2) years, unless sooner terminated pursuant to the provisions of Sections 4 and 14 herein.

4.  Termination. This Agreement shall terminate automatically upon the
    -----------
expiration of its term or upon the death of the Employee or under circumstances described in Section 14 of this Agreement. In addition, this Agreement may be terminated by N&L or the Employee under the following circumstances:

    4.1  By N&L.
          ------

         (a) Termination for Cause. N&L may terminate this Agreement at any time
             ---------------------
         prior to the expiration of its terms for cause. For purposes of this
         Section 4.1(a), "cause" shall mean: (i) Employee's conviction for any felony or crime of moral turpitude; (ii) Employee breach of any provision of Sections 10 and 11 of this Agreement; (iii) Employee's material breach of any provision of this Agreement other than Sections 10 and 11; (iv) the repeated and continuous failure or refusal of Employee to perform his duties in a manner which is reasonably acceptable to N&L after being notified by N&L of such failure and such failure is not cured within 60 days; or (v) intentional neglect of duty. The Employee's termination shall not be considered to be for cause unless (i) reasonable notice shall have been provided to the Employee of the proposed termination together with the reasons for the termination specifying the conduct and clauses above serving as the basis therefor; and (ii) the Employee, together with his counsel, shall have been afforded an opportunity to be heard before the Board of Directors of N&L.

         (b) Termination Without Cause. N&L may, in its sole discretion, without
             -------------------------
         any cause whatsoever, terminate Employee's employment by providing him or her with 30 days' prior written notice and, at its election, may relieve Employee of his or her duties and responsibilities at any time thereafter. In the event of termination without cause, Employee shall be entitled to receive earned but unpaid salary due Employee at the time of his/her termination and to receive his/her base salary which would become due under the remaining term of this Agreement if the Employee had not been terminated. Such amounts shall be paid in one lump sum within thirty (30) days of the Employee's termination of employment.

4.2  By Employee.
     ------------

         (a) Termination for Good Reason. Employee may terminate this Agreement
             ---------------------------
         at any time prior to the expiration of its term for good reason. For purposes of this Agreement, good reason shall mean, without Employee's prior written consent (i) any reduction in the Employee's base salary as in effect as of the Effective Date or as may be increased thereafter; (ii) termination of Employee from the office of Chairman of the Board of Directors of N&L; (iii) requiring Employee to travel or otherwise be away from home for periods materially exceeding those required of Employee during the six months immediately preceding the Effective Date; (iv) requiring the Employee to relocate from his home as of the Effective Date; or (v) any other material breach of this Agreement by N&L. In the event of termination for good reason, Employee shall be entitled to receive earned but unpaid salary due Employee at the time of his/her termination and to receive his/her base salary which would become due under the remaining term of this Agreement if the Employee had not been terminated. Such amounts shall be paid in one lump sum within thirty (30) days of the Employee's termination of employment. The Employee's termination shall not be considered to be for good reason unless reasonable notice shall have been provided to the President of STI of the proposed termination together with the reasons for the termination specifying the conduct and clauses above serving as the basis therefor.

          (b)  Termination Without Cause. Employee may terminate this Agreement
               ------------------------
          without cause upon 30 days' written notice to N&L. Upon receipt of such notice, N&L may elect to terminate his or her employment at any time thereafter prior to the Employee's designated last day of employment, and provide him or her with pay until such designated last day in lieu of notice.

     4.3  By Death. If this Agreement is terminated by the death of Employee,
          --------
     Employee's estate shall be entitled to receive earned but unpaid salary due Employee at the time of his death. Such amounts shall be paid in one lump sum within thirty (30) days of the Employee's death.

5.   Compensation.
     -------------

     (a) Salary. N&L shall pay Employee for all services rendered to or on
         ------
     behalf of N&L a salary of $50,000 per year, payable in equal semi-monthly installments. Federal and state income tax withholding, social security contributions and any other taxes, deductions or assessments required by applicable law to be withheld from Employee's salary will be withheld from salary payments. Salary increases, if any, are at the sole discretion of N&L.

6.   Employee Benefits. Employee shall be entitled to participate on the same
     -----------------
basis as other employees of N&L in all sick pay, fringe benefit or deferred compensation plans (other than stock option plans) as may be authorized and adopted from time to time by N&L for its employees generally, subject to any applicable limitations of the service/plan provider, plan documents and/or government rules and regulations. In addition, Employee shall be entitled to participate on the same basis as other employees of N&L and STI or any of its subsidiaries in all sick pay, fringe benefit or deferred compensation plans (other than stock option plans) as may be authorized and adopted from time to time by STI or any of its subsidiaries for the benefit of or participation of all employees of STI and its subsidiaries (other than N&L), subject to any applicable limitations of the service/plan provider, plan documents and/or government rules and regulations. Employee shall also be eligible to participate in any incentive, fringe benefit, deferred compensation or equity plans (other than stock option plans) made available to key employees of STI or its subsidiaries who are in comparable positions as Employee on the same basis as such comparable employees. For purposes of determining Employee's eligibility or vesting under any of STI's plans, Employee shall be credited for his/her years of service with N&L.

7.   Duties. Employee shall serve as the Chairman of the Board of Directors for
     ------
N&L and his duties shall include all duties incident to the management of said position, unless otherwise directed by N&L's Board of Directors. N&L's Board of Directors may, at any time and from time to time, make such reasonable changes in Employee's job title and/or job description and add to or subtract from Employee's duties hereunder as management shall determine so long as any such change does not constitute a good reason as defined above.

 8.  Extent of Services. Employee shall devote at least 120 hours per month to
    ------------------
N&L's business.

 9.  Work Facilities. N&L will provide to Employee tools and equipment suitable
    ---------------
and necessary to his/her position and appropriate for the performance of his/her duties (consistent with N&L's practices prior to the Effective Date) all of which tools must be returned to N&L upon severance or termination of Employee's employment with N&L.

10.  Non-Disclosure of Confidential Information. Except as otherwise required by
     ------------------------------------------
law, Employee shall not, at any time from and after the Effective Date and for a period of two (2) years following termination of employment for any reason, directly or indirectly:

     (a) disclose or reveal all or any portion of the Confidential Information to any Person without the prior written consent of N&L, except to Persons designated or employed by N&L or STI or any of their respective subsidiaries; or

     (b) use or exploit the Confidential Information for any purpose other than in connection with Employee's employment duties and obligations.

11.  Non-competition
     ---------------

     (a) Employee Acknowledgments. Employee acknowledges that N&L is engaged in
         ------------------------
     a highly competitive industry that relies heavily on its employees for its continued viability. Employee also acknowledges that Employee could become a competitor (after receiving Confidential Information and gaining the goodwill of N&L's customers). Employee acknowledges that, during employment, Employee will be personally entrusted with Confidential Information and that N&L will suffer great loss if Employee, directly or indirectly, competes with N&L after termination of employment.

     (b) Employee Covenants. Employee agrees that at all times during his/her
         ------------------
     employment with N&L and for a period of two (2) years immediately following the termination of Employee's employment, Employee will not:

         (i) directly or indirectly, engage or participate in any business or other activities that would directly compete with the business of N&L within the United States; or

         (ii) directly or indirectly or on behalf of or in conjunction with any Person, solicit any customer of N&L, or anyone who had been a customer of N&L within six (6) months of Employee's termination, for the purpose of selling or supplying in any way to any of said customers, any products or services similar to the products or services actually sold, provided, distributed, designed or developed by N&L or STI or any of their respective subsidiaries to or for such customers;

     provided, however, the foregoing shall not restrict Employee from being engaged or employed (i) in the construction industry generally in geographic areas where STI and N&L were not conducting business at the time of Employee's termination; or (ii) in the construction industry generally regardless of the geographic area of Employee's employment if such employment involves types of construction projects in which N&L had not materially participated during the six-month period immediately preceding such Employee's termination.

     (c) Non-Solicitation. Employee agrees that, during the term of his/her
         ----------------
     employment with N&L, or for a period of two (2) years immediately following the termination of Employee's employment, Employee will not, directly or indirectly, or on behalf of or in conjunction with any other Person, solicit for employment any Person employed by N&L or STI or any of their respective subsidiaries at any time during the twelve-month (12-month) period immediately preceding such solicitation of employment; provided, however, nothing in this Agreement shall prohibit the employment of employees of N&L or STI or their subsidiaries pursuant to the unsolicited or general employment soliciting practices (e.g., pursuant to an advertisement in the local newspaper) by Employee or any Person acting in conjunction with Employee.

     The parties recognize that irreparable injury will result to N&L, its business and property in the event of a breach of the provisions of this Agreement by Employee. In the event of any actual or threatened breach of the provisions of this paragraph by Employee, N&L shall be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation thereof by Employee.

12.  Expenses. Employee may incur reasonable expenses in conducting and
     --------
promoting N&L's business, including expenses for travel, and similar items. N&L will reimburse Employee for all such expenses upon Employee's presentation of an itemized account of such expenditures and sufficient detail and evidence or documentation of such expenditures as may be required by applicable federal and state tax laws or regulations in order for N&L to deduct such expenditures for income tax purposes.

13.  Vacations. Except as may be required by applicable law, Employee shall not
     ---------
be eligible for paid vacation time until after he/she completes three hundred sixty-five (365) calendar days of continuous employment with N&L (which period of continuous employment shall include Employee's continuous employment with N&L prior to the date of this Agreement), at which time he/she shall be eligible for five (5) days of paid vacation per year until Employee shall have been continuously employed by N&L for two (2) full years. From and after two (2) years of continuous employment and until Employee shall have been continuously employed by N&L for seven (7) full years, Employee shall be entitled to an additional five (5) days of paid vacation, thus having ten (10) total days of paid vacation per year. From and after seven (7) years of continuous employment, Employee shall be entitled to an additional five (5) days of paid vacation thus having fifteen (15) total days per year of paid vacation. Vacation time must be used during the year in which it accrues and may not be carried over from one year to the next.

14.  Disability of Employee. In the event Employee becomes disabled during
     ----------------------
his/her employment with N&L, which disability, in the opinion of N&L, renders Employee unable to perform the essential functions of the job for which he/she was hired for a period of more than sixty (60) consecutive days or more than ninety (90) cumulative days in any consecutive twelve (12) month period of N&L, then upon request from Employee, N&L may, but shall not be required to, investigate reasonable accommodations that may allow Employee to continue performing his/her duties pursuant to this Agreement. If N&L elects to not undertake such investigation or if, in N&L's sole opinion, such investigation reveals that such reasonable accommodations can not be made or that no such reasonable accommodations can be made without undue economic hardship to N&L, then, unless applicable law requires otherwise, this Agreement shall terminate immediately upon written notice of such events to Employee. Upon termination of this Agreement under this paragraph, Employee shall be entitled to receive any earned but unpaid salary due Employee through the date such notice is mailed to Employee. Such amounts shall be paid in one lump sum within thirty (30) days of the Employee's termination of employment. It is the intention of N&L to comply with any laws or governmental regulations applicable to its relationship with its employees. Consequently, any provisions of such applicable laws or regulations that require N&L take actions in respect of Employee in the event of Employee's becoming disabled during his/her employment with N&L, shall be given effect notwithstanding the terms of this paragraph.

15.  Arbitration. Any controversy or claim arising out of or relating to this
     -----------
Agreement, shall be settled by arbitration in accordance with the then governing rules of the American Arbitration Association for commercial matters and the Uniform Arbitration Act, if any, then in effect in the state in which Employee resides (with the right of discovery for all parties as provided in the Rules of Civil Procedure applicable to actions commenced in the state courts of said state). Judgment upon the award rendered may be entered and enforced in any court of competent jurisdiction. The arbitrator shall apply the rules of law.

16.  Notices. Any notice required or desired to be given under this Agreement
     -------
shall be in writing sent by certified mail to Employee's last known residence as shown in the records of Employer, or to N&L's principal office, as the case may be and shall be deemed to have been received by the party to which it is sent on the third day after which it was mailed, postage prepaid, return receipt requested.

17.  Waiver of Breach. N&L's waiver of a breach of any provision of this
     ----------------
Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee. No such waiver shall be valid unless in writing and signed by an authorized officer of N&L.

18.  Assignment. Employee acknowledges that his services are unique and
     ----------
personal. Accordingly, Employee may not assign his rights and delegate his duties or obligations under this

Agreement. N&L's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon N&L's successors and assigns.

19.  Entire Agreement. This Agreement (and the Option Agreement and the Plan to
     ----------------
the extent those documents are referred to herein) contain the entire understanding of the parties. This Agreement may not be waived, changed, modified, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. N&L specifically acknowledges that any present or future employee manuals, guidelines or handbooks are for Employee's information only and do not form a part of this Agreement unless such additional present or future employee manuals, guidelines or handbooks are specifically incorporated herein by reference pursuant to a written amendment to this Agreement.

20.  Headings. Headings in this Agreement are for convenience only and shall not
     --------
be used to interpret or construe its provisions.

21.  Counterparts. This Agreement may be executed in two or more counterparts,
     ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

22.  Governing Law. This Agreement and any actions related to this Agreement
     -------------
shall be governed by the laws of the State of New Mexico.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

EMPLOYEE                                NOVAK & LACKEY CONSTRUCTION
                                        CO., INC., an Oklahoma corporation

/s/ FRANK D. LACKEY                     By: /s/ JAY LACKEY
------------------------------------        ------------------------------------
Frank D. Lackey                                   Jay Lackey, Vice-President

                                 Exhibit 6.7(b)
                                 --------------

                  Form of Employment Agreement of Jay Lackey

                                [See attached]

                                Exhibit 6.7(c)
                                --------------

             List of Employees to be Granted Options Under STI's
                  Amended and Restated 1994 Stock Option Plan

                                [See attached]